Exhibit 99.1

U.S. Bank Partners With Accentia Biopharmaceuticals to Pioneer Use of New Market Tax Credits for Application in Biopharmaceutical Industry

5/1/2006 8:00:00 AM EST

BIOWIRE

Federal Tax-Incentive Program for Low Income Neighborhoods Being Used to Develop Revolutionary Customized Anti-Cancer Therapeutic From the National Cancer Institute

U.S. Bank (NYSE:USB) has provided the financing to help develop a potentially life-saving therapeutic for non-Hodgkin’s lymphoma, marking the first time the New Market Tax Credit (NMTC) program has been used to support a biopharmaceutical company. As part of a financing arranged with Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI), U.S. Bank purchased $4.6 million of NMTCs as part of an investment in a subsidiary of Biovest International, Inc. (OTCBB:BVTI). Biovest is an Accentia subsidiary developing the revolutionary cancer treatment.

“To the best of our knowledge, this is the first use of this federal program to enable the creation of high-paying biopharmaceutical jobs in a qualifying census tract,” said Dr. Frank O’Donnell, Chairman and Chief Executive Officer of Accentia. “This financing, the first of several, will immediately create additional jobs that can’t be moved off shore, as well as help catalyze the economic redevelopment of the surrounding communities.”

The NMTC program, under the auspices of the United States Department of the Treasury, was established in 2002 to provide incentive for investing in businesses located in “qualifying census tracts,” or areas with a median income below the poverty line. The intent was to stimulate economic development, produce jobs, and bring services to these “economically depressed” neighborhoods.

This initial NMTC-enhanced financing is considered to be the first of several being discussed by Accentia and U.S. Bank for the benefit of Biovest and its subsidiary. Biovest anticipates structuring additional financings that could reach a total of $25 million in gross NMTC-enhanced transactions before year end. Biovest believes that this first financing will increase jobs, as well as expand the subsidiary’s production capacity at its operating facility in Worcester, Massachusetts. The follow-on NMTC-enhanced financings are expected to enable additional growth and open the potential for the addition of manufacturing facilities in St. Louis, Missouri and/or Tampa, Florida, or other cities with qualified low-income areas. Biovest is seeking additional state and local subsidy support for such locations. The initial investment sets in motion Accentia’s goal to assist Biovest in becoming a self-financed subsidiary.

Telesis, a nationally recognized leader in the economic revitalization of inner cities, provided the NMTC allocation used in this initial financing from its 2005 award of allocation authority. Marilyn Melkonian, its President and Chief Executive Officer, commented: “We are pleased to participate in this extremely important use of NMTCs. Besides fulfilling their intended use, as envisioned by Congress, to stimulate economic growth in disadvantaged areas of the country by attracting private capital, this use of NMTCs provides the added benefit of advancing an important new therapeutic in our fight against cancer. Sooner or later, we are all likely to be stakeholders in this fight against the number one killer in the United States.”

Biovest is currently conducting its pivotal phase 3 study of BiovaxID(TM) in patients with non-Hodgkin’s lymphoma. The follicular form of this cancer, though indolent, is most often lethal. But, as Dr. Steve Arikian, Biovest Chairman and Chief Executive Officer, explained, “The National Cancer Institute (NCI) developed this therapeutic under an Investigational New Drug (IND) permit based on groundbreaking pre-clinical research at Washington University Medical Center in St Louis, and on human studies at Stanford University Medical Center by Dr. Ron Levy. BiovaxID is the ultimate targeted therapeutic in that it stimulates the patient’s own immune system to seek out and destroy only cancerous cells, with no collateral damage to healthy cells.

Zack Boyers, Senior Vice President and Director of Historic and New Market Tax Credits at St. Louis-based U.S. Bancorp Community Development Corporation, said: “U.S. Bank is pleased to participate in the development of life-saving technologies through this novel use of NMTC-enhanced financing. We look forward to Biovest’s continued productivity and growth, along with the additional jobs the Company will bring to the Worcester, Massachusetts community.”

About U.S. Bancorp’s Community Development Corporation

With assets of nearly $2 billion, U.S. Bancorp’s Community Development Corporation (USBCDC) is one of the largest New Market Tax Credit (NMTC) investors in the country. USBCDC has participated in over 75 separate transactions involving over $1.4 billion of NMTC financings. It also makes equity investments in low-income housing and historic tax credits in exchange for tax benefits and CRA investment credits usable by U.S. Bank. Both are subsidiaries of U.S. Bancorp (NYSE:USB), the sixth largest financial holding company in the United States, with assets of $210 billion. The Company operates 2,430 banking offices and 4,941 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services and products to consumers, businesses and institutions. U.S. Bancorp is the parent company of U.S. Bank. For further information, visit www.usbank.com.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. Two of these products are SinuNase(TM) and BiovaxID(TM). The Company’s SinuNase product, in development to treat chronic sinusitis (rhinosinusitis), is a novel application and formulation of a known anti-fungal licensed from the Mayo Foundation for Medical Education and Research. BiovaxID is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID, which is being developed by Accentia subsidiary Biovest International, Inc., is currently in a Phase 3 clinical trial. In addition, Accentia’s growing specialty pharmaceutical business, TEAMM Pharmaceuticals, has a portfolio of currently marketed products plus a pipeline of additional products under development by third parties. For further information, visit the Company Web site at www.accentia.net.

About Biovest International

Biovest International, Inc. is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID(TM), which is being developed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest’s therapy for follicular non-Hodgkin’s lymphoma is currently in a Phase 3 pivotal clinical trial at more than 20 major centers in the U.S., and is being conducted under a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute. For further information, visit the Company Web site at www.biovest.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about future or follow-on financings, availability of additional new market tax credits, Biovest becoming a self-funded subsidiary, and any other statements relating to products, product candidates, product development programs the FDA or clinical trial process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “consider”“expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia and/or Biovest or its subsidiary to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and neither Accentia nor Biovest undertakes any obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT:

U.S. Bank Lisa Clark, 608-877-7517 or 888-437-8620 (pager) (Media Relations) lisa.clark2@usbank.com or The Investor Relations Group, New York (for Accentia Biopharmaceuticals) Adam Holdsworth, 212-825-3210 (Investors) aholdsworth@investorrelationsgroup.com Lynn Granito, 212-825-3210 (Public Relations) lgranito@investorrelationsgroup.com Kevin Murphy, 212-825-3210 (Public Relations) kmurphy@investorrelationsgroup.com